SUB-ITEM 77C


              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            AIM ADVISOR FUNDS, INC.


A Special Meeting of Shareholders of AIM Advisor Funds, Inc. (the "Company"), was held on September 1, 2000.

At such meeting, shareholders of AIM Advisor Flex Fund, AIM Advisor International Value Fund and AIM Real Estate Fund, (the "Funds"), each a series portfolio of the Company were asked to:

1. Elect ten directors, each of whom will serve until his or her successor is elected and qualified.
1. Approve an Agreement and Plan of Reorganization which provides for the reorganization of the Company as a Delaware business trust.
1.    Approve a new Master Investment Advisory Agreement with A I M Advisors,
      Inc.
1.    Approve a new Master Sub-Advisory Agreement:
      a. Between A I M Advisors, Inc. and INVESCO, Inc. for AIM Advisor Flex Fund and AIM Advisor Real Estate Fund.
      a. Between A I M Advisors, Inc. and INVESCO Global Asset Management (N.A.), Inc. for AIM Advisor International Value Fund.
1. Approve a new Master Distribution Plan (Class A and Class C Shares) for the Class A and Class C shares of the Funds.
1.    Approve changing the fundamental investment restrictions of the Funds.
1. Approve changing the investment objectives of the Funds and making them non-fundamental.
1. Ratify the selection of KPMG LLP as independent accountants for each of the Funds for the fiscal year ending in 2000.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

Proposal 1: Election of Directors (all Funds)

                                                        Withholding
                                     For:                 Authority:
                                     ----                 ----------

         Charles T. Bauer           21,187,982              516,443
         Bruce L. Crockett          21,234,895              469,530
         Owen Daly II               21,203,390              501,035
         Edward K. Dunn, Jr.        21,234,436              469,989
         Jack M. Fields             21,234,206              470,219
         Carl Frischling            21,217,987              486,438
         Robert H. Graham           21,232,933              471,492
         Prema Mathai-Davis         21,219,557              484,868
         Lewis F. Pennock           21,227,984              476,441
         Louis S. Skllar            21,226,835              477,590

Proposal 2: Approval of an Agreement and Plan of Reorganization to Reorganize the Company as a Delaware Business Trust (all Funds)

                                           For:          Against:      Abstain:
                                           ----          --------      --------

                                        17,553,508       392,238       849,547

Proposal 3:       Approval of a New Investment Advisory Agreement


                                           For:          Against:      Abstain:
                                           ----          --------      --------
AIM Advisor Flex Fund                   14,589,242       271,229       531,700
AIM Advisor International Value Fund     3,514,484        60,880       122,698
AIM Advisor Real Estate Fund             2,414,215        59,062       140,914

Proposal 4:       Approval of New Sub-Advisory Agreements

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   14,575,573       262,907       553,691
AIM Advisor International Value Fund     3,499,936        59,897       138,229
AIM Advisor Real Estate Fund             2,409,217        59,302       145,672

Proposal 5:       Approval of a New Distribution Plan - Class A Shares

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                    1,179,275         9,544        30,836
AIM Advisor International Value Fund       930,245        22,260        17,429
AIM Advisor Real Estate Fund             1,025,821        24,022        59,540

Proposal 5:       Approval of a New Distribution Plan - Class B Shares

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                      213,082         5,421        12,113
AIM Advisor International Value Fund       190,863         4,784         6,859
AIM Advisor Real Estate Fund               519,068        11,265        36,866

Proposal 5:       Approval of a New Distribution Plan - Class C Shares

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   13,106,248       321,704       513,947
AIM Advisor International Value Fund     2,360,733        47,839       117,050
AIM Advisor Real Estate Fund               853,584        25,825        58,199

Proposal 6(a):    Change to Fundamental Restriction on Issuer Diversification

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,412,055       374,491       733,037
AIM Advisor International Value Fund     2,716,557        73,889       179,692
AIM Advisor Real Estate Fund             2,066,475        76,038       163,058

Proposal 6(b):    Change to Fundamental Restriction on Borrowing Money and
Issuing Senior Securities

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,358,039       459,321       702,223
AIM Advisor International Value Fund     2,709,460        84,053       176,625
AIM Advisor Real Estate Fund             2,032,978        86,299       186,294

Proposal 6(c):    Change to Fundamental Restriction on  Underwriting Securities

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,352,536       394,402       772,645
AIM Advisor International Value Fund     2,706,363        83,585       180,190
AIM Advisor Real Estate Fund             2,056,169        85,944       163,458

Proposal 6(d):    Change to Fundamental Restriction on Industry Concentration

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,363,887       395,084       760,612
AIM Advisor International Value Fund     2,721,348        68,299       180,491
AIM Advisor Real Estate Fund             2,058,784        83,198       163,589

Proposal 6(e):    Change to Fundamental Restriction on Purchasing or Selling
Real Estate

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,400,265       413,094       706,224
AIM Advisor International Value Fund     2,722,027        70,753       177,358
AIM Advisor Real Estate Fund             2,052,075        81,847       171,649

Proposal 6(f):    Change to Fundamental Restriction on Purchasing or Selling
Commodities

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,405,474       404,677       709,432
AIM Advisor International Value Fund     2,705,906        84,782       179,450
AIM Advisor Real Estate Fund             2,046,759        83,609       175,203

Proposal 6(g):    Change in Fundamental Restriction on Making Loans

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,335,124       463,213       721,246
AIM Advisor International Value Fund     2,705,558        84,414       180,166
AIM Advisor Real Estate Fund             2,039,488        96,721       169,362

Proposal 6(h):    Approval of a New Fundamental Investment Restriction on
Investing all of each Fund's Assets in an Open-End Fund
                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,365,619       458,731       695,233
AIM Advisor International Value Fund     2,710,507        71,395       188,236
AIM Advisor Real Estate Fund             2,054,239        83,389       167,943

Proposal 6(i):    Elimination of Fundamental Restriction on Margin Transactions

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,098,939       690,314       730,330
AIM Advisor International Value Fund     2,673,768       126,206       170,164
AIM Advisor Real Estate Fund             2,024,618       109,246       171,707

Proposal 6(j):    Elimination of Fundamental Restriction on Short Sales of
Securities

                                           For:          Against:      Abstain:
                                           ----          --------      --------
AIM Advisor Flex Fund                   12,166,154       633,353       720,076
AIM Advisor International Value Fund     2,687,109       109,332       173,697
AIM Advisor Real Estate Fund             2,030,881        95,290       179,400

Proposal 6(k):    Elimination of Fundamental Restriction on Mortgaging,
Pledging, Hypothecating or Otherwise Transferring Assets as Security for Indebtedness.

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,233,790       556,448       729,345
AIM Advisor International Value Fund     2,691,446       108,349       170,343
AIM Advisor Real Estate Fund             2,034,124        97,193       174,254

Proposal 6(l):    Elimination of Fundamental Restriction on Investing for the
Purpose of Control

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,241,037       536,177       742,369
AIM Advisor International Value Fund     2,695,982       101,782       172,374
AIM Advisor Real Estate Fund             2,032,818        96,576       176,177

Proposal 6(m):    Elimination of Fundamental Restriction on Purchasing
Restricted and Illiquid Securities

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,145,239       627,899       746,444
AIM Advisor International Value Fund     2,687,825       111,276       171,037
AIM Advisor Real Estate Fund             2,024,159       104,787       176,625

Proposal 7:       Changing the Investment Objectives of the Funds and Making
them Non-Fundamental

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   12,256,209       537,783       725,591
AIM Advisor International Value Fund     2,579,258       202,177       188,703
AIM Advisor Real Estate Fund             2,030,587        98,936       176,048

Proposal 8:       Ratification of Selection of KPMG LLP as Independent
Accountants

                                           For:          Against:      Abstain:
                                           ----          --------      --------

AIM Advisor Flex Fund                   14,708,378       140,872       542,921
AIM Advisor International Value Fund     3,532,486        33,753       131,823
AIM Advisor Real Estate Fund             2,445,533        31,440       137,218